EXHIBIT 10.14+
                           Trimble Navigation Limited

                     Board of Directors Compensation Policy

     The following is a schedule of the elements of compensation and expense reimbursement for nonemployee members of the board of directors. This policy is effective January 1, 2004.

o A stock option grant of 15,000 shares under the Trimble 2002 Stock Option Plan upon the initial appointment or election to the board.

o An additional annual grant of 7,500 shares to be granted to each director upon re-election by the shareholders at Trimble's Annual Shareholders' Meeting.

o Options granted to directors are at fair market value on the date of grant and will have a term of ten years, vesting monthly, on a pro-rated basis, over three years. The options will terminate 90 days after the individual ceases to be a member of the board.

o    An annual retainer of $20,000 paid on a quarterly basis.

o    A payment of $2,000 for each day in attendance at a board meeting.

o A payment of $2,000 for each day devoted to specific board matters, provided that such activity has been requested by either the board of directors or the chairman in consultation with the CEO.

o    A payment of $500 for participation in a telephonic board meeting.

o A payment of $1,000 for each board committee meeting attended, that is not held on the same day as a board meeting.

o A payment of $500 for participation in a telephonic board committee meeting.

o A director will be paid a travel and transportation allowance, in lieu of reimbursement for expenses, in accordance with the following schedule:

     $4,000 for travel to a meeting held between 1,000 miles and 3,000 miles from the director's place of residence.

     $8,000 for travel to a meeting held more than 3,000 miles from the director's place of residence.

     Note: Miles are one-way and will be measured by air miles between airports.

o Reimbursement of travel expenses consistent with Trimble policy for travel to a meeting held less than 1,000 miles from the director's place of residence and all necessary travel on Trimble business, other than to attend a board meeting.